UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 13, 2010 (Date of earliest event reported)
ICOP Digital, Inc. (Exact name of registrant as specified in its charter)

CO (State or other jurisdiction of incorporation)	001-32560 (Commission File Number)	84-1493152 (IRS Employer Identification Number)

16801 West 116th Street (Address of principal executive offices)		66219 (Zip Code)
913-338-5550 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On January 13, 2010, ICOP Digital, Inc. (the "Company") received a written notification (the "Staff Determination") from The NASDAQ Stock Market LLC ("NASDAQ") that because the Company had not regained compliance with the $1.00 minimum bid price requirement for continued listing, as set forth in NASDAQ Listing Rule 5550(a)(2) (the "Rule"), the Company's securities would be subject to delisting from The NASDAQ Capital Market unless the Company requests a hearing before a NASDAQ Hearings Panel (the "Panel") by January 20, 2010. The Company intends to timely request a hearing before the Panel and to submit a plan to regain compliance with the Rule. If a hearing is timely requested, the Company's securities will remain listed on The NASDAQ Capital Market until the Panel renders its final determination following the hearing. Under NASDAQ's Listing Rules, the Panel may, in its discretion, determine to continue the Company's listing pursuant to an exception to the Rule for a maximum of 180 calendar days from the date of the Staff Determination. However, there can be no assurances that the Panel will do so or that the Company's plans to exercise diligent efforts to maintain the listing of its securities on NASDAQ will be successful.

On January 15, 2010, the Company issued a press release announcing the receipt of the Staff Determination from NASDAQ. A copy of the press release is attached to this current report as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits
            99.1       Press Release of ICOP Digital, Inc. dated January 15, 2010

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 15, 2010	ICOP DIGITAL, INC. By: /s/ David C. Owen David C. Owen Chief Executive Officer

Exhibit Index
Exhibit No.	Description
99.1	Press Release of ICOP Digital, Inc. dated January 15, 2010